UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2004

Network Appliance Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On December 7, 2004, the Board of Directors of Network Appliance, Inc. ("NetApp") appointed Alan L. Earhart as a director of the Company to serve a term ending on the date of the annual meeting of stockholders of the Company in 2005. There are no arrangements or understandings between Mr. Earhart and NetApp or any other persons, pursuant to which he was selected as a director. There are no transactions, or proposed transactions, during the last two years to which NetApp was or is to be a party, in which the new director has a direct or indirect material interest. Mr. Earhart is expected to become a member of NetApp’s Audit Committee.

Upon his appointment as a director, Mr. Earhart is eligible to receive stock options under the Automatic Option Grant Program in effect under the 1999 Stock Incentive Plan, under which option grants are automatically made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date. As a director and audit committee member, Mr. Earhart will also receive an annual cash retainer in the amount of $40,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Appliance Inc.

December 9, 2004	By:	STEVEN J. GOMO

Name: STEVEN J. GOMO
Title: Executive Vice President of Finance and Chief Financial Officer